UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2026

Goldman Sachs Private Credit Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01627	92-3241797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 West Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)

(312) 655-4419

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

As of February 1, 2026, Goldman Sachs Private Credit Corp. (the “Company”) sold unregistered Class I shares and Class S shares as shown in the table below (collectively, the “Shares”) (with the final number of Shares being determined on February 25, 2026). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, Regulation D thereunder and/or Regulation S thereunder. The following table details the Shares sold:

Share Class	Amount of Shares	Consideration
Class I Shares	22,794,095	$568,256,780
Class S Shares	4,011	$100,000

The sale of Shares was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act) and/or Non-U.S. Person (as defined in Regulation S under the Securities Act).

Item 7.01.	Regulation FD Disclosure.

January 2026 Distribution

On November 5, 2025, the Board of Directors of the Company declared a regular distribution per share with respect to the Class I shares for the month of January 2026 (the “January Distribution”).

	Distribution	Annualized Distribution Yield(1)
Class I Shares	$0.185 per share	8.9%

(1)

Annualized distribution yield reflects the current month’s distribution per share annualized and divided by the current month end net asset value (“NAV”) per share and reflects the actual distribution per share paid.

The January Distribution is payable on or about March 5, 2026 to stockholders of record as of the open of business on January 30, 2026. The January Distribution will be paid in cash or reinvested in Class I shares for stockholders participating in the Company’s distribution reinvestment plan.

Total Return Based on NAV

As of January 31, 2026, estimated total return based on NAV was as follows:

	1-Month	3-Month	Year-To-Date	1-Year	Inception-to-Date
Class I Shares(1)	0.5%	2.0%	0.5%	8.2%	9.9%

(1)

Total return based on NAV is calculated as the change in NAV per share during the applicable period, plus distributions per share during the applicable period (assuming distributions are reinvested in accordance with the Company’s distribution reinvestment plan). Performance calculations for inception-to-date total return based on NAV began on April 6, 2023, the date the Company commenced operations. Returns for periods greater than one year are annualized.

Item 8.01.	Other Events.

Net Asset Value (as of January 31, 2026)

As of January 31, 2026, the Company’s NAV was approximately $8.9 billion. The NAV per share as of January 31, 2026, as determined in accordance with the Company’s valuation policy, is set forth below.

NAV per share as of January 31, 2026
Class I Shares	$24.93

As of January 31, 2026, the fair value of the Company’s investment portfolio was approximately $15.9 billion.

Fund Leverage (as of January 31, 2026)

The following table sets forth fund leverage as of January 31, 2026:

Fund Leverage as of January 31, 2026
Fund Leverage(1)	0.8x

(1)	Fund leverage is calculated using the average daily borrowings of the Company during the month divided by average net assets during the month.

Past performance is not necessarily indicative of future performance, and there can be no assurance that the Company will achieve comparable investment results, or that any targeted returns will be met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE CREDIT CORP. (Registrant)

Date: February 25, 2026	By:	/s/ Vivek Bantwal
	Name:	Vivek Bantwal
	Title:	Co-Chief Executive Officer

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer